UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No. )

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☒	Definitive Information Statement

ARIEL WAY, INC.

(Name of Registrant as Specified In Its Charter)

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ARIEL WAY, INC.

8000 Towers Crescent Drive, Suite 1220

Vienna, VA 22182

DEFINITIVE INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

March 27, 2008

To the Stockholders of Ariel Way, Inc.:

The purpose of this Information Statement is to inform the holders of record of shares of our common stock as of the close of business on the record date, March 17, 2008, that our Board of Directors has recommended, and that the holders of a majority of our common stock, as of such record date, have approved, by written consent in lieu of a special meeting of stockholders dated March 17, 2008, amending our Articles of Incorporation to increase the total number of authorized shares of our capital stock from 600,000,000 shares, consisting of 595,000,000 shares of our common stock and 5,000,000 shares of “blank check” preferred stock, to 2,000,000,000 shares, consisting of 1,995,000,000 shares of our common stock and 5,000,000 shares of “blank check” preferred stock.

This Information Statement is being circulated to advise our stockholders of a corporate action that has already been approved by written consent of our stockholders who collectively hold a majority of our common stock. Therefore, this Information Statement is being sent to you for informational purposes only. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the corporate action will not be effective until twenty days after the date that this Information Statement is mailed to our stockholders.

By Order of the Board of Directors:

By:	/s/ ARNE DUNHEM
Arne Dunhem Chairman, President and Chief Executive Officer

Vienna, VA 22182

March 27, 2008

ARIEL WAY, INC.

8000 Towers Crescent Drive, Suite 1220

Vienna, VA 22182

DEFINITIVE INFORMATION STATEMENT PURSUANT TO SECTION 14

OF THE

SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

This Information Statement is circulated to advise the stockholders of Ariel Way, Inc., a Florida corporation (“we,” “us,” “our” or the “Company”), of a corporate action taken without a stockholders meeting upon the written consent of the holders of a majority of the outstanding shares of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, such corporate action will not be effective until twenty days after the date that this Information Statement is mailed to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The corporate action to be effective twenty days after the mailing of this Information Statement is amending our Articles of Incorporation to increase the total number of authorized shares of our capital stock from 600,000,000 shares of our capital stock, consisting of 595,000,000 shares of our common stock and 5,000,000 shares of “blank check” preferred stock, to 2,000,000,000 shares of our capital stock, consisting of 1,995,000,000 shares of our common stock and 5,000,000 shares of “blank check” preferred stock.

OUTSTANDING SHARES AND VOTING RIGHTS

Section 607.0704 of the Florida Business Corporations Act, as amended, allows any action that can be taken at an annual or special meeting of stockholders of a Florida corporation to be taken without a meeting, without prior notice and without a vote if the action is taken by the holders of a majority of the outstanding stock of each voting group entitled to vote. Our only class of securities entitled to vote on the corporate action to be acted upon is our common stock, of which 595,000,000 shares are currently authorized and 595,000,000 shares are currently outstanding, with each share being entitled to one vote. Holders of our Series A Convertible Preferred Stock, of which 165 shares are currently authorized and 143 shares are currently outstanding, are generally entitled to vote, on an as-converted basis, with the holders of our common stock, with each share of Series A Convertible Preferred Stock entitling its holder to the number of votes determined by using the then-current conversion ratio of a share of Series A Convertible Preferred Stock into common stock. However, the terms of our Series A Convertible Preferred Stock limit conversion into common stock of the Series A Convertible Preferred Stock held by any holder thereof to the extent that such conversion would result in such holder beneficially owning more than 4.99% of our common stock. YA Global Investments, LP and Montgomery Equity Partners, Ltd., the holders of shares of our Series A Convertible Preferred Stock, beneficially owned less than 4.99% of our common stock, as of March 17, 2008, 2008, the record date for the corporate action described above. As a result, the outstanding shares of our Series A Convertible Preferred Stock were not convertible into any shares of our common stock, as of March 17, 2008, the record date for the corporate action described above, and therefore were not entitled to vote with respect to such corporate action.

The record date for determination of the holders of our capital stock entitled to vote or give consent concerning the corporate action described above was March 17, 2008. The consent of the holders of a majority of the shares entitled to vote upon the matter was required for approval of such corporate action. Stockholders owning 352,774,342 shares of our common stock, collectively constituting approximately 59.3%, and a majority, of the outstanding common stock of the Company, have approved resolutions to affect such corporate action. No other votes are required or necessary. We anticipate effecting the amendment to our articles of incorporation described above within three (3) weeks after the date that this Information Statement is mailed to our stockholders.

APPROXIMATE DATE OF MAILING: April 15, 2008.

Our quarterly and annual reports on Form 10-QSB and Form 10-KSB, respectively, have been timely filed with the SEC and may be viewed on the SEC’s website at http://www.sec.gov/cgi-bin/srch-edgar by typing in “Ariel Way” in the Edgar Archives. We are presently “current” in the filing of all SEC reports required to be filed by us.

PURPOSE OF AMENDMENT TO OUR ARTICLES OF INCORPORATION

Our Board of Directors has unanimously adopted resolutions approving amending our Articles of Incorporation as described below by filing Articles of Amendment to our Articles of Incorporation, in the form attached hereto as Exhibit A, with the Florida Secretary of State, and recommended taking such action to the Company’s stockholders. The holders of a majority of the outstanding shares of our common stock have approved taking such action by execution of a written consent in lieu of a special meeting of stockholders. More precisely, the Articles of Amendment to our Articles of Incorporation were authorized by a written consent in lieu of stockholder meeting executed pursuant to Section 607.0704 of the Florida Business Corporations Act, as amended, by the six persons and entities who collectively hold approximately 59.3% of the Company’s outstanding common stock (all of whom are listed in the schedule entitled “Securities Ownership of Management and Principal Stockholders” in this Schedule 14C). On March 17, 2008, Arne Dunhem, our Chairman, President and Chief Executive Officer, reviewed with all such stockholders in which he discussed the proposed Articles of Amendment to our Articles of Incorporation. Immediately thereafter, Mr. Dunhem circulated the written consent to such stockholders by electronic mail and each such stockholder then executed the written consent and returned a signed written consent to the Company.

Increase of our authorized shares of Common Stock

Without giving effect to the Articles of Amendment, the total authorized shares of capital stock of the Company consists of 600,000,000 shares, of which 595,000,000 is common stock and 5,000,000 is “blank check” preferred stock. The Articles of Amendment will increase the total authorized shares of capital stock of the Company to 2,000,000,000 shares, consisting of 1,995,000,000 shares of common stock and 5,000,000 shares of “blank check” preferred stock.

We believe that the increase in authorized common stock is necessary to ensure that there will be sufficient shares of common stock available for issuance in connection with:

•

future capital raising, given recent trading prices of the Company’s common stock (approximately $0.01 per share); and

•

the Company’s acquisition strategy.

As mentioned above, the increase in authorized common stock will provide the Company with flexibility for future capital raising or acquisitions. The Company plans to pursue a strategy of acquiring other companies using shares of our common stock as consideration. Any such issuances of our common stock could be authorized by our Board of Directors without further action on the part of our stockholders. The increase in the amount of authorized shares of common stock is intended to ensure sufficient reserves of common stock for such purposes and to reduce the likelihood of additional increases in the future, which could be costly and time consuming. However, we do not, at this time, have any plans, proposals or arrangements concerning the issuance of such additional shares of common stock, except to Arne Dunhem for advancing 75,000,000 of his personal shares of common stock to Syrei Limited in connection with an Agreement and Plan of Merger dated January 31, 2008, Lime Truck, Inc. and Mason Media Networks, LLC in conjunction with potential acquisitions, Arne Dunhem, pursuant to a Board of Directors resolution dated November 21, 2007, YA Global Investments, LP and Montgomery Equity Partners, Ltd., the holders of shares of our Series A Convertible Preferred Stock.

The issuance of additional shares of our common stock to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, issuance by us of additional shares of common stock could have an effect upon the potential realizable value of a stockholder’s investment. In the absence of a proportionate increase in our earnings and book value, an increase in the total number of our outstanding shares caused by the issuance of additional shares of common stock will dilute the earnings per share and book value per share of all outstanding shares of our common stock. If such factors were reflected in the price per share of our common stock, the potential realizable value of a stockholder’s investment in the Company could be adversely affected.

The additional shares of common stock to be authorized by the Articles of Amendment will have rights identical to the currently outstanding common stock. Adoption of the Articles of Amendment and issuance of the additional common stock authorized thereby will not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of outstanding shares of our common stock, as discussed above.

Effectiveness of Amendment

The amendment to our Articles of Incorporation described above will become effective upon the filing of the Articles of Amendment with the Secretary of State of Florida.

Potential Anti-Takeover Effect.

Increase in the amount of our authorized but unissued shares of common stock could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company). However, the increase in the number of authorized shares of our common stock is not the result of management’s knowledge of any specific effort to accumulate our securities or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. We have no present intention to use the increase in the number of authorized shares of our common stock for anti-takeover purposes. Our Board of Directors does not currently contemplate recommending the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company, nor are the Articles of Amendment a part of an anti-takeover strategy.

NO DISSENTERS’ RIGHTS

The corporate action described in this Information Statement will not afford to stockholders the opportunity to dissent from the action described herein and to receive an agreed upon or judicially appraised value for their shares.

SECURITIES OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table set forth certain information regarding the beneficial ownership of our common stock as of March 17, 2008 by: (i) each stockholder who is known by the Company to own beneficially more than five percent (5%) of our outstanding common stock, (ii) each current director of the Company, (iii) the Company’s current or previous executive officers, and (iv) by all current executive officers and directors of the Company as a group. The information as to each person or entity has been furnished by such person or group. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. As of March 17, 2008 we had 595,000,000 shares of common stock outstanding.

Name and Address of Beneficial Owner	Title of Class	Shares to be Beneficially Owned (1)	Percent of Class (1)

Elliot Krasnow (2) c/o Netvertise, Inc. 2801 N.E. 208th Terrace, 2nd Floor Miami, FL 33180	Common	1,270,340	0.2%

Arne Dunhem (3) 8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182	Common (Shares and warrants )	110,447,543	18.3%

Eva Dunhem (4) 8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182	Common	102,023,395	17.2%

Leif T. Carlsson (5) 8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182	Common (Shares, Options and Warrants )	13,921,202	2.3%

Magdy Battikha (6) 8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182	Common (Shares and Warrants )	46,063,826	7.7%

Syrei Limited (7) Suite 2B Mansion House 143 Main Street Gibraltar	Common	75,000,000	12.6%

Officers and Directors as a Group (2 Persons)	Common (Shares, Options and Warrants )	124,368,745	20.9%

 ———————

(1)

Applicable percentage of ownership is based on 595,000,000 shares of common stock outstanding as of March 17, 2008, together with applicable options, warrants and convertible securities for each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Options or warrants of shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days from March 17, 2008 are deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Elliot Krasnow was our Chief Executive Officer until February 2, 2005. From and after this date he is no longer with us.

(3)

Represents 170,988,384 restricted shares of common stock issued to Arne Dunhem, our Chairman and CEO, on December 27, 2007 as a result of conversion on November 21, 2007 of debt and liabilities by the Company to Arne Dunhem into restricted shares of common stock less 75,000,000 of his personal shares of common stock that were advanced to Syrei Limited in connection with an Agreement and Plan of Merger dated January 31, 2008 and 6,369,580 shares of common stock previously held directly by Arne Dunhem. In addition, it also includes 1,720,000 warrants that are vested and immediately exercisable, issued to Arne Dunhem through March 17, 2008. It also includes 6,369,579 shares held by the Dunhem Family Limited Partnership, of which Arne Dunhem, is a General Partner and who makes all investment decisions of The Dunhem Family Limited Partnership.

(4)

Represents 102,023,395 restricted shares of common stock issued to Eva Dunhem on December 27, 2007 as a result of conversion on November 21, 2007 of debt and liabilities by the Company to Eva Dunhem into restricted shares of common stock. Eva Dunhem is the spouse of Arne Dunhem, our Chairman and CEO.

(5)

Represents 12,500,000 restricted shares of common stock issued to Leif T. Carlsson on December 27, 2007 as a result of conversion on November 21, 2007 of liabilities by the Company to Leif T. Carlsson into restricted shares of common stock. In addition, the shares beneficially owned include 310,097 options that have vested and are immediately exercisable and a total of 1,111,105 warrants that are exercisable within 60 days from March 17, 2008. Leif T. Carlsson is an independent Director of our Board.

(6)

Represents 42,500,000 restricted shares of common stock issued to Magdy Battikha on December 27, 2007 as a result of conversion on November 21, 2007 of liabilities by the Company to Magdy Battikha into restricted shares of common stock and 1,843,826 shares of common stock previously held directly by Magdy Battikha. In addition, it also includes 1,720,000 warrants that are vested and immediately exercisable, issued to Magdy Battikha through March 17, 2008. Magdy Battikha is Sr. Vice President, Engineering Development of our Company.

(7)

Represents 75,000,000 restricted shares of common stock issued to Syrei Limited on February 20, 2008 pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) with Syrei Holding UK Limited (“Syrei”), Syrei AB, a Swedish corporation and a wholly owned subsidiary to Syrei, Syrei Acquisition Ltd., a UK corporation and a wholly owned subsidiary of the Company and Syrei Limited (the "Stockholder of Syrei"), pursuant to which, at the First Closing of the Merger, Syrei became a wholly owned UK subsidiary to the Company. These restricted shares of common stock were provided by the Company’s CEO on behalf of the Company, until the Company can increase its authorized number of shares and can issue shares in return to the Company’s CEO. The Merger Agreement was dated January 31, 2008 but was entered into by the Company on February 13, 2008.

DISTRIBUTION OF INFORMATION STATEMENT

The cost of distributing this Information Statement has been borne by the Company. The distribution will be made by mail. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Only one Information Statement is being delivered to multiple security holders sharing an address. If you are a security holder at a shared address to which a single copy of this Information Statement was delivered and you desire to obtain a separate copy of the documents delivered, please contact the person at the address or telephone number described below. We hereby undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered.

IF YOU HAVE ANY QUESTIONS CONCERNS OR REQUESTS REGARDING THIS INFORMATION STATEMENT AND/OR THE MATTERS DISCUSSED HEREIN, PLEASE CONTACT: ARIEL WAY, INC., 8000 TOWERS CRESCENT DRIVE, SUITE 1220, VIENNA, VA 22182 (703) 624-8042.

___________________________

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Company has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors:

By:	/s/ ARNE DUNHEM
Arne Dunhem Chairman, President and Chief Executive Officer

April 8, 2008

EXHIBIT A

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

ARIEL WAY, INC.

Pursuant to Section 607.1006 of the Florida Business Corporation Act, as amended (the “FBCA”), the undersigned, on behalf of Ariel Way, Inc., a Florida corporation (the “Corporation”), hereby submits the following information:

1.

The Articles of Incorporation are hereby amended to change the capital stock of the Corporation. Article 3 of the Articles of Incorporation is hereby amended to read in its entirety as follows:

“The total number of shares of capital stock of all classes which this corporation shall have authority to issue is 2,000,000,000 shares, of which 1,995,000,000 shares shall be common stock, par value $0.001 per share (“Common Stock”), and 5,000,000 shares shall be preferred stock, par value $0.001 per share (“Preferred Stock”). Series of Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock adopted by the Board of Directors of the Corporation pursuant to the authority granted in this paragraph.”

2.

These Articles of Amendment were duly adopted at a meeting of the Board of Directors of the Corporation held on March 17, 2008 and the holders of a majority of our common stock, as of such record date, have duly approved, by written consent in lieu of a special meeting of stockholders dated March 17, 2008.

*   *   *   *   *

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of March 27, 2008.

ARIEL WAY, INC.

By:	/s/ ARNE DUNHEM
Arne Dunhem Chairman, President and Chief Executive Officer

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